Exhibit (99)(c)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Financial Information

(Unaudited)

As of March 31, 2003 and

For the Three Months Ended March 31, 2003 and 2002

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet

(Unaudited)

	March 31, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
ASSETS
Cash and due from banks	$14,130	(969)	13,161
Interest-bearing bank balances	2,142	2,713	4,855
Federal funds sold and securities purchased under resale agreements	6,126	4,966	11,092

Total cash and cash equivalents	22,398	6,710	29,108
Trading account assets	26,199	8,479	34,678
Securities	69,552	3,787	73,339
Loans, net of unearned income	169,654	(5,432)	164,222
Allowance for loan losses	(2,716)	(31)	(2,747)

Loans, net	166,938	(5,463)	161,475
Premises and equipment	4,255	863	5,118
Due from customers on acceptances	1,485	—	1,485
Goodwill	9,499	1,370	10,869
Other intangible assets	1,698	(253)	1,445
Other assets	21,759	8,788	30,547

Total assets	$323,783	24,281	348,064

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
Noninterest-bearing deposits	32,630	13,718	46,348
Interest-bearing deposits	168,925	(19,436)	149,489

Total deposits	201,555	(5,718)	195,837
Short-term borrowings	33,933	10,879	44,812
Bank acceptances outstanding	1,492	—	1,492
Trading account liabilities	18,156	2,740	20,896
Other liabilities	12,483	1,073	13,556
Long-term debt	24,767	14,437	39,204

Total liabilities	292,386	23,411	315,797

STOCKHOLDERS' EQUITY
Preferred stock	—	—	—
Common stock	455	4,029	4,484
Paid-in capital	24,194	(6,291)	17,903
Retained earnings	4,660	3,118	7,778
Accumulated other comprehensive income, net	2,088	14	2,102

Total stockholders' equity	31,397	870	32,267

Total liabilities and stockholders' equity	$323,783	24,281	348,064

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement

(Unaudited)

	Three Months Ended March 31, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$2,447	(40)	2,407
Interest and dividends on securities	902	37	939
Trading account interest	108	66	174
Other interest income	80	116	196

Total interest income	3,537	179	3,716

INTEREST EXPENSE
Interest on deposits	648	(9)	639
Interest on borrowings	444	119	563

Total interest expense	1,092	110	1,202

Net interest income	2,445	69	2,514
Provision for loan losses	203	21	224

Net interest income after provision for loan losses	2,242	48	2,290

FEE AND OTHER INCOME
Service charges and fees	481	182	663
Commissions	177	267	444
Fiduciary and asset management fees	155	283	438
Principal investing	(40)	(4)	(44)
Other income	823	(246)	577

Total fee and other income	1,596	482	2,078

NONINTEREST EXPENSE
Salaries and employee benefits	1,156	543	1,699
Occupancy and equipment	354	77	431
Other intangible amortization	138	2	140
Sundry expense	795	(162)	633

Total noninterest expense	2,443	460	2,903

Income before income taxes	1,395	70	1,465
Income taxes	398	40	438

Net income	997	30	1,027
Dividends on preferred stock	—	4	4

Net income available to common stockholders	$997	26	1,023

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement

(Unaudited)

	Three Months Ended March 31, 2002
(In millions)	FUNB (a)	WBNA (a)	Combined	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$2,017	684	2,701	(64)	2,637
Interest and dividends on securities	724	97	821	35	856
Trading account interest	93	—	93	62	155
Other interest income	68	9	77	178	255

Total interest income	2,902	790	3,692	211	3,903

INTEREST EXPENSE
Interest on deposits	771	158	929	(14)	915
Interest on borrowings	302	56	358	204	562

Total interest expense	1,073	214	1,287	190	1,477

Net interest income	1,829	576	2,405	21	2,426
Provision for loan losses	318	9	327	12	339

Net interest income after provision for loan losses	1,511	567	2,078	9	2,087

FEE AND OTHER INCOME
Service charges and fees	378	128	506	155	661
Commissions	164	30	194	270	464
Fiduciary and asset management fees	115	42	157	320	477
Principal investing	(55)	2	(53)	(37)	(90)
Other income	587	139	726	(211)	515

Total fee and other income	1,189	341	1,530	497	2,027

NONINTEREST EXPENSE
Salaries and employee benefits	842	209	1,051	612	1,663
Occupancy and equipment	269	69	338	83	421
Other intangible amortization	13	154	167	1	168
Sundry expense	562	137	699	(182)	517

Total noninterest expense	1,686	569	2,255	514	2,769

Income before income taxes	1,014	339	1,353	(8)	1,345
Income taxes	306	86	392	40	432

Net income	708	253	961	(48)	913
Dividends on preferred stock	—	—	—	6	6

Net income available to common stockholders	$708	253	961	(54)	907

(a)	"FUNB" refers to First Union National Bank, "WBNA" refers to the former Wachovia Bank, National Association.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity

(Unaudited)

	Three Months Ended March 31, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
PREFERRED STOCK
Balance, December 31, 2002 and March 31, 2003	$—	—	—

COMMON STOCK
Balance, December 31, 2002	455	4,069	4,524
Purchases of common stock	—	(50)	(50)
Common stock issued for
Stock options and restricted stock	—	10	10
Acquisitions	—	—	—

Balance, March 31, 2003	455	4,029	4,484

PAID-IN CAPITAL
Balance, December 31, 2002	24,036	(5,966)	18,070
Purchases of common stock	—	(207)	(207)
Common stock issued for
Stock options and restricted stock	—	61	61
Acquisitions	158	(158)	—
Deferred compensation, net	—	(21)	(21)

Balance, March 31, 2003	24,194	(6,291)	17,903

RETAINED EARNINGS
Balance, December 31, 2002	4,163	3,186	7,349
Net income	997	30	1,027
Purchases of common stock	—	(244)	(244)
Changes incident to business combinations	—	—	—
Cash dividends	(500)	146	(354)

Balance, March 31, 2003	4,660	3,118	7,778

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2002	2,128	7	2,135
Net unrealized gain on debt and equity securities, net of reclassification adjustment and net unrealized gain on derivative financial instruments	(40)	7	(33)

Balance, March 31, 2003	2,088	14	2,102

Total Stockholders’ Equity March 31, 2003	$31,397	870	32,267

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity

(Unaudited)

	Three Months Ended March 31, 2002
(In millions)	FUNB (a)	WBNA (a)	Combined	Other Subsidiaries and Eliminations	Wachovia Consolidated
PREFERRED STOCK
Balance, December 31, 2001	$161	—	161	(144)	17
Changes incident to business combinations	(161)	—	(161)	161	—
Cash dividends	—	—	—	(6)	(6)

Balance, March 31, 2002	—	—	—	11	11

COMMON STOCK
Balance, December 31, 2001	455	53	508	4,031	4,539
Common stock issued for
Stock options and restricted stock	—	—	—	20	20

Balance, March 31, 2002	455	53	508	4,051	4,559

PAID-IN CAPITAL
Balance, December 31, 2001	13,302	13,345	26,647	(8,736)	17,911
Common stock issued for
Stock options and restricted stock	—	—	—	110	110
Acquisitions	160	—	160	(160)	—
Stock options issued in acquisition	—	46	46	(46)	—
Deferred compensation, net	—	—	—	(32)	(32)

Balance, March 31, 2002	13,462	13,391	26,853	(8,864)	17,989

RETAINED EARNINGS
Balance, December 31, 2001	1,847	210	2,057	3,494	5,551
Net income	708	253	961	(48)	913
Changes incident to business combinations	1	—	1	(1)	—
Cash dividends	(504)	(125)	(629)	301	(328)

Balance, March 31, 2002	2,052	338	2,390	3,746	6,136

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2001	368	63	431	6	437
Net unrealized gain on debt and equity securities, net of reclassification adjustment and net unrealized gain on derivative financial instruments	(274)	(34)	(308)	(39)	(347)

Balance, March 31, 2002	94	29	123	(33)	90

Total Stockholders’ Equity March 31, 2002	$16,063	13,811	29,874	(1,089)	28,785

(a)	"FUNB" refers to First Union National Bank, "WBNA" refers to the former Wachovia Bank, National Association.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows

(Unaudited)

	Three Months Ended March 31, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$997	30	1,027
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	63	—	63
Provision for loan losses	203	21	224
Securitization gains	(106)	—	(106)
Gain on sale of mortgage servicing rights	(28)	—	(28)
Securities transactions	(50)	13	(37)
Depreciation and other intangible amortization	285	87	372
Trading account assets, net	280	(1,803)	(1,523)
Mortgage loans held for resale	565	—	565
Gain on sales of premises and equipment	9	1	10
Other assets, net	642	(2,321)	(1,679)
Trading account liabilities, net	(1,710)	(294)	(2,004)
Other liabilities, net	112	57	169

Net cash provided (used) by operating activities	1,262	(4,209)	(2,947)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	7,233	920	8,153
Maturities of securities	7,010	104	7,114
Purchases of securities	(12,628)	(183)	(12,811)
Origination of loans, net	(1,913)	435	(1,478)
Sales of premises and equipment	601	122	723
Purchases of premises and equipment	(1,747)	620	(1,127)
Goodwill and other intangible assets	(34)	14	(20)
Purchase of bank-owned separate account life insurance	(60)	—	(60)

Net cash provided (used) by investing activities	(1,538)	2,032	494

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Purchases of deposits, net	3,699	620	4,319
Securities sold under repurchase agreements and other short-term borrowings, net	2,497	1,142	3,639
Issuances of long-term debt	—	615	615
Payments of long-term debt	(300)	(773)	(1,073)
Issuances of common stock	—	(20)	(20)
Purchases of common stock	—	(501)	(501)
Cash dividends paid	(500)	146	(354)

Net cash provided by financing activities	5,396	1,229	6,625

Increase (decrease) in cash and cash equivalents	5,120	(948)	4,172
Cash and cash equivalents, beginning of year	17,278	7,658	24,936

Cash and cash equivalents, end of year	$22,398	6,710	29,108

NONCASH ITEMS
Transfer to other assets from loans, net	$183	—	183

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows

(Unaudited)

	Three Months Ended March 31, 2002
(In millions)	FUNB (a)	WBNA (a)	Combined	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$708	253	961	(48)	913
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	—	7	7	—	7
Provision for loan losses	318	9	327	12	339
Securitization gains	(93)	—	(93)	—	(93)
Gain on sale of mortgage servicing rights	—	—	—	(15)	(15)
Securities transactions	(18)	(4)	(22)	28	6
Depreciation and other intangible amortization	140	223	363	49	412
Trading account assets, net	891	135	1,026	(3,867)	(2,841)
Mortgage loans held for resale	736	—	736	130	866
(Gain) loss on sales of premises and equipment	1	—	1	1	2
Other assets, net	243	(491)	(248)	2,083	1,835
Trading account liabilities, net	(1,966)	(114)	(2,080)	904	(1,176)
Other liabilities, net	(551)	78	(473)	(2,271)	(2,744)

Net cash provided (used) by operating activities	409	96	505	(2,994)	(2,489)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	7,850	1,936	9,786	(2,600)	7,186
Maturities of securities	325	650	975	2,736	3,711
Purchases of securities	(7,714)	(1,546)	(9,260)	(99)	(9,359)
Origination of loans, net	396	(2,127)	(1,731)	2,079	348
Sales of premises and equipment	19	17	36	5	41
Purchases of premises and equipment	(85)	—	(85)	(14)	(99)
Goodwill and other intangible assets	(2)	(106)	(108)	(4)	(112)
Purchase of bank-owned separate account life insurance	(46)	—	(46)	—	(46)

Net cash provided (used) by investing activities	743	(1,176)	(433)	2,103	1,670

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Purchases of deposits, net	(6,963)	643	(6,320)	(1,100)	(7,420)
Securities sold under repurchase agreements and other short-term borrowings, net	3,662	95	3,757	(1,583)	2,174
Issuances of long-term debt	—	—	—	188	188
Payments of long-term debt	—	(280)	(280)	(1,705)	(1,985)
Issuances of common stock	—	—	—	33	33
Cash dividends paid	(504)	(125)	(629)	295	(334)

Net cash provided (used) by financing activities	(3,805)	333	(3,472)	(3,872)	(7,344)

Decrease in cash and cash equivalents	(2,653)	(747)	(3,400)	(4,763)	(8,163)
Cash and cash equivalents, beginning of year	22,486	4,583	27,069	7,642	34,711

Cash and cash equivalents, end of year	$19,833	3,836	23,669	2,879	26,548

NONCASH ITEMS
Transfer to securities from loans	$858	—	858	—	858
Transfer to other assets from loans, net	$—	—	—	46	46

(a)	"FUNB" refers to First Union National Bank, "WBNA" refers to the former Wachovia Bank, National Association.